SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549


FORM 8-K


CURRENT REPORT



Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)

August 24, 1998



E & J PROPERTIES, LTD.
a California Limited Partnership
(Exact name of registrant as specified in charter)


California
(State or other jurisdiction of incorporation)


O-9608
(Commission File Number)


94-2763152
(IRS Employer Identification Number)


2710 Gateway Oaks Drive, Suite 300 South
Sacramento, California 95833
(Address of principal executive office)


Registrant's telephone number, including area code:  (916) 925-6620









ITEM 5.  OTHER MATERIAL MATTERS


Reference: Forms 8-K dated March 2, 1998, May 27, 1998, June 23, 1998 and July 27, 1998

On August 24, 1998, E & J Properties, Ltd., a California Limited Partnership, ("The Partnership"), and AKT Development Corporation, a California Corporation, closed escrow on the sale of approximately 1,850 acres of Seller's real estate holdings in Sacramento, California. The full purchase price was paid in cash.

The General Partner anticipates a distribution of $3.60 per unit to the limited partners on September 3, 1998.

The Partnership's remaining holdings consist of approximately 56 acres of agricultural land in Sacramento County, California ("the 56 acre parcel") and various mineral rights reserved from prior real estate sales. The Partnership is under contract to sell the 56 acre parcel as described in its June 26, 1998 From 8-K filing. As of this date, there is no assurance that this sale will be consummated.

The Partnership is in the process of determining the market value of its mineral rights and intends to dispose of such mineral rights as soon as practically possible.

As such time as a sale of the 56 acres parcel is consummated and disposition of the mineral rights is completed, the General Partner intends to dissolve the Partnership. The exact date upon which such dissolution of the Partnership will be achieved cannot be determined at this time.


SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this
Report to be signed on its behalf by the undersigned, hereunder duly authorized.


Date: August 24, 1998



E & J PROPERTIES, LTD.
a California Limited Partnership


By:  /s/ Elaine McKeon

ELAINE McKEON
General Partner